August 5, 2004


Brad A. Kinder, CPA
400 Parker Square
Suite 250-K
Flower Mound, TX  75028

Dear Sirs:

We are providing this letter in connection with your audit of the statement of assets and liabilities, including the schedule of investments in securities, of The Shepherd Large Cap Growth Fund portfolio of Dominion Funds, Inc. (Fund), as of June 30, 2004, and the related statements of operations, changes in net assets for the two years then ended, and the financial highlights for the three years then ended, for the purpose of expressing an opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, changes in net assets and financial highlights of the Fund in conformity with accounting principles generally accepted in the United States of America. We confirm that we are responsible for the fair presentation in the financial statements of financial position, results of operations, and financial highlights in conformity with accounting principles generally accepted in the United States of America.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best or our knowledge and belief as of June 30, 2004, the following representations made to you during your audit:

      1. The financial statements referred to above are fairly presented in conformity with accounting principles generally accepted in the United States of America.

      2.    We have made available to you all:

            a.    Financial records and related data.
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Brad A. Kinder, CPA
Page 2

            b. Minutes of the meetings of stockholders, directors and committees of directors, of summaries of actions of recent meetings for which minutes have not yet been prepared. The Fund's Directors met only on September 30, 2003.

            b. Information relating to all statutes, laws, or regulations that have a direct effect on our financial statements.

            c. Information relating to contracts with and results of work by specialists.

      3. There have been no communications from regulatory agencies, such as the SEC or Internal Revenue Service, concerning noncompliance with or deficiencies in financial reporting practices.

      4. There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

      5. We acknowledge our responsibility for the design and implementation of programs and controls to prevent and detect fraud.

      6. We have no knowledge of any fraud or suspected fraud affecting the Fund involving:

            a.    Management

            b.    Employees who have significant roles in internal control, or

            c. Others that could have a material effect on the financial statements.

      7. We have no knowledge of any allegations of fraud or suspected fraud affecting the Fund received in communications from employees, former employees, regulators, or others.

      8. There are no significant deficiencies, including material weaknesses, in the design or operation of internal controls that could adversely affect the Fund's ability to record, process, summarize and report financial data.

      9. The Fund has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

      10. The following have been properly recorded or disclosed in the financial statements:

            a. Related party transactions and other transactions with affiliates, including fees, commissions, purchases, and sales.

            b. Guarantees, whether written or oral, under which the Fund is contingently liable.

            c. Significant estimates and material concentrations known to management that are required to be disclosed in accordance with the AICPA's Statement of Position 94-6, Disclosure of Certain Significant Risks and Uncertainties.
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Brad A. Kinder, CPA
Page 3

            d. Arrangements with financial institutions involving compensating balances, or other arrangements involving restrictions on cash balances and line of credit or similar arrangements.

            e. Capital stock repurchase options or agreements, or capital stock reserved for options, warrants, or other requirements.

            f. All financial instruments, including those with off-balance-sheet risk (such as swaps, forwards, and futures), as required under accounting principles generally accepted in the United States of America.

            g. Each significant concentration of credit risk arising from all financial instruments whether from an individual counterparty or group of counterparties in accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, as amended by FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities.

      11.   There are no:

            a. Violations or possible violations of laws or regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

            b. Unasserted claims or assessments that our lawyer has advised us are probable of assertion and must be disclosed in accordance with Financial Accounting Standards Board (FASB) Statement No. 5, Accounting for Contingencies.

            c. Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5.

      12. The Fund has satisfactory title to all owned assets, and there are no liens or encumbrances on such assets nor has any asset been pledged as collateral. All portfolio securities are marketable, except as disclosed in the financial statements.

      13. The Fund has complied with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

      14.   We also advise you that to the best of our knowledge and belief:

            a. Portfolio securities are stated at fair value as determined in accordance with the valuation methods set forth in the current prospectus. All Fund investments during the year were made in accordance with investment policies stated in the current prospectus.
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Brad A. Kinder, CPA
Page 4

            b. The Fund complied with the provisions of the Investment Company Act of 1940, as amended (the "Act") and the rules and regulations thereunder, and with the provisions of its prospectus and the requirements of the various Blue Sky laws under which the Fund operates. The daily net asset value has been properly computed throughout the year for open-end funds in accordance with the rule 2a-4 of the Act, and was correctly applied in the computation of daily capital stock sales and redemption transactions.

            c. The Fund did not make any commitments during the year as underwriter, nor did it engage in any transactions made on margin, in joint trading or in a joint investment account, or selling short.

            d. The Fund has complied with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, through the date of this letter, and intends to continue to so comply. Additionally, the Fund has properly identified all passive foreign investment companies that it holds.

            e. The Fund, except to the extent indicated in its financial statements, does not own any securities of persons who are directly affiliated as defined in section 2(a)(3) of the Act.

            f. There were no investments in issuers 5 percent or more of whose securities were owned by officers and directors of the Fund.

            g. The Fund has complied with the provisions of its code of ethics.

      15. There are no amounts due to any related or affiliated company at June 30, 2004, except as disclosed.

      16. All contracts and agreements provided to or represented to you are valid and properly approved and executed.

To the best of our knowledge and belief, no events or transactions have occurred subsequent to June 30, 2004 and through the date of this letter that would require adjustment to, or disclosure in, the aforementioned financial statements.

Very truly yours,

DOMINION FUNDS, INC.


/S/ Paul Dietrich
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Paul Dietrich
President and Chairman